UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 18, 2010

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7480 Flying Cloud Drive Minneapolis, Minnesota	55344-3720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed by Alliant Techsystems Inc. (“ATK”) in a Form 8-K dated November 9, 2009, Daniel J. Murphy ceased to serve as Chairman of the Board and Chief Executive Officer of ATK and resigned from the Board of Directors of ATK effective November 9, 2009, and will be leaving ATK effective March 31, 2010.  ATK also previously disclosed in the Form 8-K that the Personnel and Compensation Committee of the Board of Directors had determined that Mr. Murphy will receive the compensation and benefits under his employment agreement with ATK as if Mr. Murphy had remained in his capacity as Chief Executive Officer until March 31, 2010, including a severance payment equal to 24 months base salary conditioned upon the execution of a mutually acceptable release.  The components of Mr. Murphy’s compensation are described in ATK’s proxy statement dated June 19, 2009.

ATK and Mr. Murphy have now executed the mutually acceptable release, a Separation Agreement and General Release of Claims, which is attached to this report as Exhibit 10.1 and is hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and General Release of Claims between ATK and Daniel J. Murphy dated January 18, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: January 21, 2010	By:	/s/ KEITH D. ROSS
Keith D. Ross Senior Vice President, General Counsel and Secretary